Exhibit (j)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
   ---------------------------------------------------------------------------

We consent to the references to our firm under the caption "Financial Highlights" for the DWS Money Market Prime Series in the related Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the DWS Money Market Prime Series Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 64 to the Registration Statement (Form N-1A, No. 002-51992) of our report dated September 24, 2009, on the financial statements and financial highlights of DWS Money Market Prime Series, included in the Fund's Annual Report dated July 31, 2009.


                                                     /s/ Ernst & Young LLP

Boston, Massachusetts
November 24, 2009